                                                                 Exhibit T3A-34.

                              ARTICLES OF AMENDMENT

                     ______________________________________
                                       (1)

(2) ____________________________________________________________________________
a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that

         (3)      The charter of the corporation is hereby amended as follows

         The amendment of the charter of the corporation has been approved by

         (4)      shareholders and directors
         _________________________________________________________________

         We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5)/s/ Patricia M. Collins                        (5)/s/ Scott G. Macklin
-------------------------------------             ------------------------------
Asst. Secretary, Patricia M. Collins              President, Scott G. Mackin

(6)      Corporation Service Company
------------------------------------
    Attn: Elva Shipkowski
    2711 Centerville Road
    Suite 400
    Wilmington, DE  19808

DOCUMENT CODE 9A          BUSINESS CODE _______

# D2905776                                 STATE OF MARYLAND
                                           DEPT OF ASSESSMENTS AND TAXATION
                                           CUST ID : 0000610772
                                           WORK ORDER: 0000436545
                                           DATE: 04-05-2001  01:53 PM
                                           AMT. PAID: $97.00
Close ___ Stock ___ Nonstoc ___
P.A. ____ Religious ___

Merging (Transferor) ________       Surviving (Transferee)______________________
_____________________________       ____________________________________________
_____________________________       ____________________________________________
_____________________________       ____________________________________________

                FEES REMITTED

             Base Fee: 20                  (New Name)    Covanta
       Org. & Cap Fee:_______               Montgomery, Inc.
             Expedite Fee: 70              _____________________________________
              Penalty:_______              _____________________________________
State Recordation Tax:_______
   State Transfer Tax:_______
 ICC Certified Copies:                [X]  Change of Name
                                    ______
             Copy Fee: 7            ______ Change of Principal Office
_________Certificates:              ______ Change of Resident Agent
 Certificate Fee:____________       ______ Change of Resident Agent Address
           Other:____________       ______ Resignation of Resident Agent
      TOTAL FEES: 97                ______ Designation of Resident Agent
                                           and Resident Agent's Address
                                    ______ Change of Business Code

____________________________
Credit Card___    Check [X] Cash___     ___ Adoption of Assumed Name
                        ---
1 Documents on 3 Checks
______________________

______________________

______________________
APPROVED BY: JP                     ______ Other Change(s)

______________________

______________________
KEYED BY: PA                                      CODE  604

COMMENT(S):                                ATTENTION:___________________________

                                           MAIL TO ADDRESS:_____________________
                                           _____________________________________
                                           _____________________________________
                                           _____________________________________
                                           _____________________________________
             CHANGE OF RESIDENT AGENT & ADDRESS AND PRINCIPAL OFFICE

                                       OF

                     OGDEN MARTIN SYSTEMS OF MONTGOMERY INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND FEBRUARY 23, 1996 AT 2:56 O'CLOCK P.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

   ORGANIZATION AND                  RECORDING                     SPECIAL
CAPITALIZATION FEE PAID              FEE PAID                      FEE PAID

$_____________________               $ 10.00                    $______________

                                    D2905776

IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

         THE PRENTICE-HALL CORPORATION

         SYSTEM, MARYLAND
         11 E. CHASE ST.
         BALTIMORE MD  21202

                                                                     16703091391

                              DOMESTIC CORPORATION

             NOTICE OF CHANGE OF PRINCIPAL OFFICE AND RESIDENT AGENT

State Department of Assessments
     and Taxation
Baltimore, Maryland

Pursuant to the provisions of Section 2-108 of the Maryland General Corporation Law, the undersigned Maryland corporation hereby notifies the State Department of Assessments and Taxation of Maryland:

         (1)      That under resolution adopted by the Board of Directors of the
corporation on        , 19  , a certified copy of which is filed herewith, the
resident agent of the corporation in the State of Maryland has been changed to The Prentice-Hall Corporation System, Maryland, whose post office address is 11 East Chase Street, Baltimore, Maryland 21202. The resident agent so designated is a corporation of the State of Maryland.

         (2)      That under resolution adopted by the Board of Directors of the
corporation on         , 19  , a certified copy of which is filed herewith, the
principal office of the corporation in the State of Maryland has been changed from 32 South Street, Baltimore, Maryland to 11 East Chase Street, c/o The Prentice-Hall Corporation System, Maryland, Baltimore, Maryland 21202.

                                                       [name of corporation]

                                        OGDEN MARTIN SYSTEMS OF MONTGOMERY, INC.

                                                 By  /s/
                                                     ---------------------------

                                                  (Vice) President

Dated: 1/15/1996

The undersigned, being the duly elected and acting Secretary of OGDEN MARTIN SYSTEMS OF MONTGOMERY, INC. hereby certifies that at a meting of the Board of
Directors duly called and held on        , 19  , the following resolutions were
duty adopted and are now in full force and effect.

                                           MD BC D-:COA NOTICE OF CHANGE 01/93-2

                  "RESOLVED, that The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202 be and it hereby is designated as Resident Agent of the corporation in lieu of THE CORPORATION TRUST INCORPO and that the proper officer of the corporation is authorized to file a Notice to that effect.

                  "FURTHER RESOLVED, that the principal office of the corporation in the State of Maryland be and it is hereby changed to 11 East Chase Street, c/o The Prentice-Hall Corporation System, Maryland, Baltimore, Maryland 21202 and that the proper officer of the corporation is authorized to file a Notice to that effect."

WITNESS my hand and the seal of the corporation this 15th day of January, 1996.

(CORPORATE SEAL)

                                                       /s/
                                                      --------------------------
                                                              Secretary

                                           MD BC D-:COA NOTICE OF CHANGE 01/93-2

                            ARTICLES OF INCORPORATION

                                       OF

                    OGDEN MARTIN SYSTEMS OF MONTGOMERY, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND NOVEMBER 20, 1989 AT 10:42 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED

   ORGANIZATION AND                    RECORDING                 SPECIAL
CAPITALIZATION FEE PAID                 FEE PAID                  FEE PAID

        $20.00                          $ 20.00                   $_______

                                    D2905776

TO THE CLERK OF THE COURT OF BALTIMORE CITY

IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

         RETURN TO:
         THE CORPORATION TRUST INCORPORATED
         32 SOUTH STREET
         BALTIMORE MD  21202

                                                                     10103031950

                            ARTICLES OF INCORPORATION

                                       OF

                    OGDEN MARTIN SYSTEMS OF MONTGOMERY, INC.

                                     ******

         WE, THE UNDERSIGNED, GARY D. SHERMAN, whose post-office address is 1633 Broadway, New York, New York 10019, MEL C. MARAVILLA, whose post-office address is 1633 Broadway, New York, New York 10019, and MARISTELA OLIVA, whose post-office address is 1633 Broadway, New York, New York 10019, each being at least eighteen years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves as incorporators with the intention of forming a corporation.

         FIRST: The name of the corporation is

                    OGDEN MARTIN SYSTEMS OF MONTGOMERY, INC.

         SECOND: The purposes for which the corporation is formed are:

         To engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

         THIRD: The post-office address of the principal office of the corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the corporation in this State is

The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) shares, all of one class, of the par value of One Dollar ($1.00) each and of the aggregate par value of One Hundred Dollars ($100.00)

         FIFTH: The number of directors of the corporation shall be five (5), which may be changed in accordance with the by-laws of the corporation. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are: RALPH B. ABLON, ROBERT M. DiGIA, SCOTT G. MACKIN, MARIA P. MONET and DAVID L. SOKOL.

         SIXTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders:

         No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase, or receive any part of any new or additional issue of shares of stock of any class or of securities, convertible into shares of stock of any class, whether now or hereafter authorized or name of the resident agent of the corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) shares, all of one class, of the par value of One Dollar ($1.00) each and of the aggregate par value of One Hundred Dollars ($100.00)

         FIFTH: The number of directors of the corporation shall be five (5), which may be changed in accordance with the by-laws of the corporation. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are: RALPH B. ABLON, ROBERT M. DiGIA, SCOTT G. MACKIN, MARIA P. MONET and DAVID L. SOKOL.

         SIXTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders:

         No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, by way of dividend.

         Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

         The corporation reserves the right from time to time make any amendment of its charter, now or hereafter authorized law, including any amendment which alters the contract rights, expressly set forth in its charter, of any outstanding stock.

         SEVENTH: The duration of the corporation shall be perpetual.

         IN WITNESS WHEREOF, the undersigned incorporators of OGDEN MARTIN SYSTEMS OF MONTGOMERY, INC. who executed the foregoing Articles of Incorporation hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         Dated the 14th day of November, 1989.

                                           /s/ Gary D. Sherman
                                           -------------------------------------
                                           Gary D. Sherman

                                           /s/ Mel C. Maravilla
                                           -------------------------------------
                                           Mel C. Maravilla

                                           /s/ Maristela Oliva
                                           -------------------------------------
                                           Maristela Oliva

                             CONSENT TO USE OF NAME

         OGDEN MARTIN SYSTEMS, INC. , a corporation organized under the laws of the State of Delaware/and qualified in Maryland , hereby consents to the organization of Ogden Martin Systems of Montgomery, Inc. in the State of Maryland.

         IN WITNESS WHEREOF, the said Ogden Martin Systems, Inc. has caused this consent to be executed by its Vice president and attested under its corporate
seal by its Assistant secretary, this 17th day of November,          1989.

                                           OGDEN MARTIN SYSTEMS, INC.

                                           By /s/ Robert M. DiGia
                                              ----------------------------------
                                              Robert M. DiGia, Vice President

Attest:

/s/ J.L. Effinger
------------------------------------
J.L. Effinger, Assistant Secretary

(SEAL)